Exhibit 3.1.2

EXHIBITS

AMERICANN, INC.

REGISTRATION STATEMENT ON FORM S-1

EXHIBIT 3.1.2

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:51 AM 02/27/2014

FILED 11:51 AM  02/27/2014

SRV  140257422  -  4341319 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

Nevada Health Scan, Inc.

(a Delaware Corporation)

AND

ACS Merger Corporation

(a Colorado Corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations do hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Nevada Health Scan, Inc.	Delaware

ACS Merger Corporation	Colorado

SECOND: That 100% of the outstanding stock of ACS Merger Corporation is owned by Nevada Health Scan, Inc.

THIRD: That the surviving corporation of the merger is Nevada Health Scan, Inc., which will continue its existence as the surviving corporation under the name of Americann, Inc

FOURTH: That the Certificate of Incorporation of Nevada Health Scan, Inc., the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that Article 1 relating to the name shall be struck and shall be substituted in lieu therefore the following article:

FIRST:       The name of the corporation shall be Americann, Inc.

FIFTH: That the directors of Nevada Health Scan, Inc. adopted the attached resolution by written consent on the 21st day of February 2014.

IN WITNESS WHEREOF the undersigned have executed this Certificate this 21st day of February 2014.

ATTEST: Nevada Health Scan, Inc

By	/s/ Jay Czarkoskiw
Jay Czarkowski, Chief Executive Officer

ACS Merger Corporation

By	/s/ Jay Czarkowski
Jay Czarkowski, President

Americann DE Cert of Ownership & Merger 2-27-14